Exhibit 99.1

12 ReTech Corporation Released its Financial Report for the Quarter Ended September 30, 2021.

Shows 180.3% Revenue Improvement Over Prior Comparable Period Results and Generates a GAAP Net Loss of $5.8 million.

Las Vegas, NV, November 22, 2021 - 12 ReTech Corporation (OTC: RETC), announced today that it has filed its third quarter Form 10-Q with the United States Securities and Exchange Commission for the period ended September 30, 2021. These financial results represent the combined operations of the Company and its subsidiaries during the entire three-month and nine-month period ended September 30, 2021.

For the three-month period ended September 30, 2021, the Company reported gross sales of $190,876 versus $68,052 for the same period in 2020. This represents an increase of $122,824 or 180.3%. It should be noted that most of the Company’s prior year revenues occurred in the pre-pandemic months of January and February of 2020.

For the three-month period ended September 30, 2021, the Company’s GAAP Net Loss was $5,332,852 versus a net gain of $6,675,769 for the comparable period in 2020. This represents a decrease of $11,981,724 or 193.9% in the GAAP Net Loss in the third quarter of 2021 when measured against the prior year’s comparable period results.

For the nine-month period ended September 30, 2021, the Company reported gross sales of $511,603 versus $590,814 for the same period in 2020. This represents a decrease of $79,211 or 13.4%. It should be noted that most of the Company’s prior year revenues occurred in the pre-pandemic months of January and February of 2020.

For the nine-month period ended September 30, 2021, the Company’s GAAP Net Loss was $7,504,971 versus a net loss of $4,430,486 for the comparable period in 2020. This represents a decrease of $11,981,724 or 193.9% in the GAAP Net Loss in the nine months of 2021 when measured against the prior year’s comparable period results.

Our GAAP financial results as published in our 10-Q report for the three-month and nine-month period ending September 30, 2021, are displayed below. Readers are cautioned to review our 10-Q report for the three-month and nine-month period ending September 30, 2021, before making any investment decisions in 12 ReTech.

12 ReTech Corporation

GAAP Consolidated Balance Sheet

(unaudited)

	September 30,	Dec 31,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$94,529	$11,784
Accounts receivable	7,793	3,108
Inventory	188,463	177,172
Prepaid expenses	11,005	12,920
Total Current Assets	301,790	204,984

Fixed assets, net	45,353	88,228
ROU Asset	-	52,671
Other Asset	89,000	-
Security deposit	241,310	241,250
TOTAL ASSETS	$677,453	$587,133

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	$3,722,260	$3,187,592
Due to stockholders	385,121	383,753
Related Party Notes payable, net of discounts	31,000	31,000
Notes payables, net of discounts	-	35,000
Convertible notes payable, net of discounts	1,317,467	1,268,647
Derivative liabilities	10,090,212	23,798,240
General default reserve	1,463,120	2,278,648
Lease liability	-	52,671
Bank loans	249,937	249,937
Merchant cash advances, net of discounts	404,878	409,892
Total Current Liabilities	17,663,994	31,695,379

Lease Liability	-
SBA and PPP Loans	627,701	620,182
Total Long - Term Liabilities	627,701	620,182

Total Liabilities	18,291,695	32,315,561

Commitments and Contingencies
Series B Preferred Stock, 1,000,000 shares designated; $0.00001 par value, $1.00 stated value; 0 shares and 170,400 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively. Liquidation preference $106,000	-	170,400
Series D-1 Preferred Stock, 500,000 shares designated; $0.00001 par value $2.00 stated value; 0 shares issued and outstanding at September 30, 2021 and December 31, 2020. Liquidation preference $0 as of June 30, 2021	-	-
Series D-2 Preferred Stock, 2,500,000 shares designated; $0.00001 par value, $2.00 stated value; 754,410 shares and 912,368 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively. Liquidation preference $1,896,622	2,093,122	2,607,162
Series D-3 Preferred Stock, 500,000 shares designated; $0.00001 par value $5.00 stated value; 54,840 shares issued and outstanding at September 30, 2021 and December 31, 2020. Liquidation preference $274,234	274,234	274,234

Stockholders’ Deficit:
Preferred stock: 50,000,000 authorized; $0.00001 par value:
Series A Preferred Stock, 10,000,000 shares designated; $0.00001 par value; 9,164,775 and 9,198,816 shares issued and outstanding at September 30, 2021 and December 31, 2020	92	93
Series C Preferred Stock, 2 shares designated; $0.00001 par value; 2 shares issued and outstanding at September 30, 2021 and December 31, 2020	2	1
Series D-5 Preferred Stock, 1,000,000 shares designated; $0.00001 par value, $4.00 stated value; 128,494 shares and 128,494 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	513,976	513,976
Series D-6 Preferred Stock, 1,000,000 shares designated; $0.00001 par value $5.00 stated value; 104,680 shares issued and outstanding at September 30, 2021 and December 31, 2020.	523,400	523,400
Common stock: 20,000,000,000 authorized, $0.00001 par value; 11,234,600,759 and 1,980,903,450 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	112,346	11,768
Additional paid-in capital	31,485,456	9,282,228
Minority interest	(659,408)	(634,297)
Accumulated other comprehensive income	(1,702)	(1,493)
Accumulated deficit	(51,955,760)	(44,475,900)
Total Stockholders’ Deficit	(19,981,598)	(34,780,224)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$677,453	$587,133

12 Retech Corporation

GAAP Consolidated Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenues	$190,876	$68,052	$511,603	$590,814
Cost of revenue	101,518	33,539	317,227	304,700
Gross Profit	89,358	34,513	194,376	286,114

Operating Expenses
General and administrative	365,474	$366,783	1,112,822	1,425,356
Professional fees	182,027	94,179	484,198	428,681
Depreciation	10,665	69,256	42,874	264,678
Total Operating Expenses	558,166	530,218	1,639,894	2,118,715

Loss from operations	(468,808)	(495,705)	(1,445,518)	(1,832,601)

Other Expense
Other income	224,738	$217,052	291,211	416,218
Reserve Expense	172,704	(131,131)	330,132	(355,684)
Interest expense	(309,398)	(98,752)	(2,090,199)	(335,339)
Gain/loss on derivative liability	(5,420,896)	6,688,600	(4,590,597)	(2,323,080)
Net Other Expense	(5,332,852)	6,675,769	(6,059,453)	(2,597,885)

Net Loss	$(5,801,660)	$6,180,064	$(7,504,971)	$(4,430,486)

Other comprehensive income- foreign currency translation adjustment	(169)	3	(209)	962

Comprehensive Loss	$(5,801,829)	$6,180,067	$(7,505,180)	$(4,429,524)

Minority Interest	$14,939	$1,027	$(25,111)	$(153,792)

Net Loss to 12 ReTech Corporation	(5,816,768)	6,179,040	(7,480,069)	(4,275,732)

Net Loss Per Common Share: Basic and Diluted	$(0.00)	$0.04	$(0.00)	$(0.09)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	13,694,616,812	146,341,243	6,256,753,729	47,357,790

12 ReTech Corporation

Condensed Consolidated statement of Cash Flows

(unaudited)

	Nine Months Ended
	September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(7,504,971)		$(4,430,486)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	42,874		264,678
Increase in notes payable and Series D-2 for defaults	-		355,684
Excess fair market value of common shares over liabilities settled	-		123,375
Accrual of dividends on preferred stock	-		20,661
Change in fair value of derivative liability	4,599,955		-
Gain/loss on derivative liability and additional interest expense recorded on issuance	1,642,731		2,323,080
Amortization of debt discount	72,784
Accounts receivable	(4,685)		3,290
Prepaid Expenses	1,915		108,616
Inventory	(11,291)		(4,405)
Security deposit	-		42,737
Other current assets	-		115,136
Accounts payable and accrued liabilities	535,745		692,210
Net Cash Provided By (Used in) Operating Activities	(624,943)		(385,424)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of property and equipment	-		400
Software development costs	(88,999)		(175,426)
Security deposit	(60)		-
Net Cash Used in Investing Activities	(89,059)		(175,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayments) from stockholders	1,368		(235)
Proceeds from convertible notes payable and notes payable	637,875		60,000
Proceeds from Preferred Series Stock	189,999		-
Repayments of related party notes payable	(35,000)		(15,000)
Proceeds from PPP and SBA loans	7,519		485,782
Payments on merchant financing	(5,014)		(62,817)
Proceeds from bank loans	-		16,687
Net Cash Provided by Financing Activities	796,747		484,416

Effect of Exchange Rate Changes on Cash and Cash Equivalents	-		962

Net decrease in cash and cash equivalents	82,745		(76,034)
Cash and cash equivalents, beginning of period	11,784		118,860
Cash and cash equivalents, end of period	$94,529		42,826

Supplemental cash flow information
Cash paid for interest	$-	$
Cash paid for taxes	$-	$

Non-cash transactions:
Discounts on convertible notes payable	$220,889		$7,099
Conversions of convertible notes payable, accrued interest and derivatives	$21,059,173		$106,833
Conversion preferred stock into common stock	$1,184,559		$38,799

Angelo Ponzetta, CEO of 12 ReTech Corporation stated, “The Company has restored operations related to the 12 Fashion Group and the 12 Retail Corp store at the Mohegan Sun Resort, and while both operations are not at pre-pandemic levels, we have made good progress in getting there.”

“Our 10-Q report for the quarter ended September 30, 2021, also briefly discusses a new effort at creating a social shopping mobile APP. I would like to expand on our efforts here.”

“We are investing in and developing a social shopping mobile APP, which we are planning to beta test during this upcoming holiday season. This APP will be designed to bring consumers to smaller mom-and-pop retailers who are competing with large retailers such as Walmart and Amazon. We anticipate that these small retailers, who have physical as well as ecommerce operations, should receive new customers as a result of joining our network. We believe that they will be willing to pay us a fee when they sell something to their newfound clientele. We believe that smaller retailers don’t typically have the resources to compete with large companies who have the resources to corner a large share of the retail channel. Today, without our APP, smaller retailers might join forces with their larger competitors, only to find their ideas cannibalized by the same channels they use for marketing. Retailers in our network will pay us a fee when they receive a completed sales transaction. They will not have to pay us for “tire-kickers”. We will communicate our efforts as milestones are reached, but we are very excited about the potential game-changing nature of this APP.”

On a non-GAAP basis, excluding the costs of non-cash financing, non-cash reserve expenses, and any changes in derivative liabilities, the Company’s non-GAAP net loss in the third quarter of 2021 was $244,070 versus a non-GAAP net loss of $278,653 in 2020. This represents a decrease of $34,583 or 12.4% in non-GAAP net loss in FY2021 when measured against the prior year’s comparable period results. Management believes the exclusion of non-cash financing, non-cash reserve expenses and derivative liability changes gives readers a more accurate view of the operations of the Company for the three month period ending September 30, 2021.

12 ReTech Corporation Q3 Income Statement Comparison

	Q3 2021	Q3 2020	Year over Year % Changes	Q3 2021	Q3 2020	Year over Year % Changes
	GAAP	GAAP	GAAP	non-GAAP	non-GAAP	GAAP

Revenues	190,876	68,052	180.5%	190,876	68,052	180.5%
Cost of Revenue	101,518	33,539	202.7%	101,518	33,539	202.7%
Gross Profit	89,358	34,513	158.9%	89,358	34,513	158.9%

Operating Expenses
General & Administrative	365,474	366,783		365,474	366,783
Professional Fees	182,027	94,179		182,027	94,179
Depreciation	10,665	69,256		10,665	69,256
Total Operating Expenses	558,166	530,218	5.3%	558,166	530,218	5.3%

Loss from Operations	(468,808)	(495,705)	-5.4%	(468,808)	(495,705)	-5.4%

Other Income (Expense)
Other Income	224,738	217,052		224,738	217,052
Reserve Expense	172,704	(131,131)		-	-
Interest Expense	(309,398)	(98,752)		-	-
Gain/(Loss) on Derivative Liability	(5,420,896)	6,688,600		-	-
Net Other Income (Expense)	(5,332,852)	6,675,769	-179.9%	224,738	217,052	3.5%

Net Income Gain (Loss)	(5,801,660)	6,180,064	-193.9%	(244,070)	(278,653)	-12.4%

On a non-GAAP basis, excluding the costs of non-cash financing, non-cash reserve expenses and any changes in derivative liabilities, the Company’s non-GAAP net loss in the 9 months of 2021 was $1,154,307 versus a non-GAAP net loss of $1,416,383 in 2020. This represents a improvement of $262,076 or 30.0% in non-GAAP net loss in FY2021 when measured against the prior year’s comparable period results. Management believes the exclusion of non-cash financing, non-cash reserve expenses and derivative liability changes gives readers a more accurate view of the operations of the Company for the nine month period ending September 30, 2021.

12 ReTech Corporation Year To Date Income Statement Comparison

	FY21 YTD	FY20 YTD	Year over Year % Changes	FY21 YTD	FY20 YTD	Year over Year % Changes
	GAAP	GAAP	GAAP	non-GAAP	non-GAAP	GAAP

Revenues	511,603	590,814	-13.4%	511,603	590,814	-13.4%
Cost of Revenue	317,227	304,700	4.1%	317,227	304,700	4.1%
Gross Profit	194,376	286,114	-32.1%	194,376	286,114	-32.1%

Operating Expenses
General & Administrative	1,112,822	1,425,356		1,112,822	1,425,356
Professional Fees	484,198	428,681		484,198	428,681
Depreciation	42,874	264,678		42,874	264,678
Total Operating Expenses	1,639,894	2,118,715	-22.6%	1,639,894	2,118,715	-22.6%

Loss from Operations	(1,445,518)	(1,832,601)	-21.1%	(1,445,518)	(1,832,601)	-21.1%

Other Income (Expense)
Other Income	291,211	416,218		291,211	416,218
Reserve Expense	330,132	(355,684)		-	-
Interest Expense	(2,090,199)	(335,339)		-	-
Gain/(Loss) on Derivative Liability	(4,590,597)	(2,323,080)		-	-
Net Other Income (Expense)	(6,059,453)	(2,597,885)	133.2%	291,211	416,218	-30.0%

Net Income Gain (Loss)	(7,504,971)	(4,430,486)	69.4%	(1,154,307)	(1,416,383)	-18.5%

Please note that any references regarding figures or data from the Form 10-Q are limited or summaries for discussion purposes. For accurate and complete figures, data, and disclosures, reference is made to the actual Form 10-Q on file with the SEC and available to be read at www.sec.gov.

Angelo Ponzetta commented, “Key in our going forward strategy is the role of proper financing for the operational growth and the research and development investment. We are not planning on using any more of the common financing mechanisms that plague our peers in the OTC Markets. As a matter of course, we are considering financing opportunities that are much more reasonable than the financing that we have taken in prior years.”

Angelo Ponzetta finished, “The other issue that has hurt us is that our convertible note financings have caused a large amount of dilution in our outstanding stock to our shareholders over the past several years. The good news is that Management believes additional conversions coming to market through this mechanism could disappear in short order if we are successful in procuring other traditional sources of financing.”

About 12 ReTech Corporation:

12 Retech Corporation is a vertically integrated omni channel retailer. 12 ReTech’s technology team truly understands and develops what merchants need in order to thrive in today’s demanding retail environment. We give our retailer clients the abilities and tools that enable them to compete effectively with the large retailers such as Amazon, Walmart and others.

For more information about our Company visit us at www.12ReTech.com.to learn about our software, contact us in the U.S.A at (530) 539 4329 or at solutions@12ReTech.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the ability of the Company to successfully implement its turnaround strategy, changes in costs of raw materials, labor, and employee benefits, as well as general market conditions, competition and pricing

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contacts:

Mark Gilbert

Magellan FIN, LLC

mgilbert@magellanfin.com

317-361-2392 (USA)

Corporate Headquarters

investors@12ReTech.com